Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-86477, 333-80769, 333-39103, 333-121791 and 33-59769) and Form S-8 (File Nos. 333-32420, 33-51887 and 33-61847) of Protective Life Corporation and subsidiaries of our report dated March 15, 2006, relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
March 16, 2006